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                                                                    EXHIBIT 99.1
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[RGA LOGO]

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                                                                    NEWS
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                                              For further information, contact
                                              Jack B. Lay
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (636) 736-7439
                                              E-mail: jlay@rgare.com
                                                      --------------

FOR IMMEDIATE RELEASE
                        RGA ANNOUNCES NEW MAJORITY OWNER
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                        AND UPGRADE OF FINANCIAL RATINGS
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         St. Louis, January 7, 2000 -- Reinsurance Group of America,
Incorporated (NYSE: RGA) reports that MetLife and GenAmerica Corporation have completed their agreement whereby MetLife acquired GenAmerica and its subsidiaries, including General American Life Insurance Company. Through this acquisition, MetLife gained effective control of RGA. MetLife's total ownership position in RGA increased to approximately 58 percent with the addition of General American's holdings in the company.
         Upon completion of that agreement, three major rating agencies announced that they have upgraded RGA's financial strength rating. Standard & Poor's upgraded RGA to AA (Very Strong), and Moody's assigned RGA an A1 rating
(Good). A.M. Best assigned RGA an A rating (Excellent).
         Reinsurance Group of America, Incorporated, through its U.S. and Canadian subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is one of the largest life reinsurers in North America. RGA also operates through offices or subsidiary companies in Argentina, Australia, Barbados, Bermuda, Chile, Hong Kong, Japan, Mexico, Taiwan, South Africa, and the United Kingdom. Worldwide, RGA has more than $400 billion of life reinsurance in force, and assets of $5.2 billion.

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